Weatherford International plc 70 Sir John Rogerson's Quay Dublin 2 D02R296 Ireland

Our ref	1 September 2026
FB/AON/661725-69

Dear Addressee
Registration Statement on Form S-8 of Weatherford International plc

1Introduction
We act as legal advisers to Weatherford International plc, a public limited company incorporated under the laws of Ireland with company number 540406 (the “Company”), which has asked us to give this Opinion as to certain matters of Irish law in connection with the filing by the Company, on the date hereof, of a registration statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the Registration Statement, the Company proposes to register (i) 104,501 ordinary shares of US$0.001 each (nominal value) in the capital of the Company issuable under the Assumed Plan (as defined below) pursuant to the vesting of Assumed RSUs (as defined in the Merger Agreement (as defined below)) and (ii) 70,937 ordinary shares of US$0.001 each (nominal value) in the capital of the Company issuable under the Assumed Plan pursuant to the vesting of Assumed PSUs (as defined in the Merger Agreement) (the Assumed RSUs and the Assumed PSUs together being, the “Assumed Awards”, and such ordinary shares issuable thereunder being, the “Assumed Plan Shares”).
In this Opinion, the “Merger Agreement” means the State of Delaware law governed Agreement and Plan of Merger dated 31 May 2026 made by and among the Company, Trinity Bell Sub, Inc. (“Merger Sub”) and NCS Multistage Holdings, Inc. (“NCS”), and the “Merger” means the merger of Merger Sub with and into NCS (with NCS surviving the Merger) pursuant to the Merger Agreement.

In this Opinion, the “Assumed Plan” means the NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan, which was assumed by the Company at the effective time of the Merger. The Assumed Plan is governed by the laws of the State of Delaware.
2Basis of Opinion
For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed in Schedule 1 (Documents and Searches) to this Opinion, together with such other materials as we have considered necessary or relevant as a basis for the opinions contained herein.
This Opinion is strictly limited to the matters expressly stated under Section 3 (Opinions), below, and is not to be read as extending, by implication or otherwise, to any other matter. In particular, this Opinion does not deal with any tax matter or the tax consequences of any matter referred to in this Opinion, in the documents or other materials examined by us for the purpose of giving this Opinion, or otherwise.
We express no opinion and make no representation or warranty as to any matter of fact. We have not investigated or verified any of the facts or assumptions, or the reasonableness of any assumptions, statements or opinions contained or represented by any person in the documents or other materials examined by us for the purposes of giving this Opinion, nor have we attempted to determine if any relevant facts have been omitted from such documents or materials.
This Opinion is given with respect to the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland (which is a separate jurisdiction), and references to the laws of Ireland do not include the laws in force in Northern Ireland.
We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. In particular, we have made no investigations of any reference to non-Irish laws in any document or other materials examined by us, or the meaning or effect thereof, and any phrases used in any non-Irish law governed document examined by us have been construed by us as having the meaning and effect they would have if such document was governed by Irish law. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect the opinions contained herein, and that, insofar as the laws of any jurisdiction other than Ireland are relevant, such laws have been, or will be, complied with.
This Opinion is expressed as of the date hereof and we assume no obligation to update the opinions contained herein.
3Opinions
Based upon, and subject to, the foregoing and the assumptions, qualifications and limitations set out in Schedule 2 (Assumptions), Schedule 3 (Qualifications) and elsewhere in this Opinion, we are of the opinion that the Assumed Plan Shares, when allotted and issued in accordance with the terms and conditions of the Assumed Plan and the Assumed Awards against receipt by the Company of the full consideration payable therefor, will, upon the entry of the name(s) of the relevant allottee(s) in the register of members of the Company as the registered holder(s) thereof (in each case credited as fully paid-up), be validly issued, fully paid-up and non-assessable. “Non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, means the registered holders of the Assumed Plan Shares will not be subject, solely by virtue of their shareholdings, to calls for additional payments of capital on such shares. As a matter of Irish law, a share in an Irish incorporated company is only issued when it has been entered in the register of members of the relevant company.
4Reliance
This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent.
5Consent
We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the references to Matheson LLP therein. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.
6Governing Law
This Opinion and the opinions contained herein are governed by, and shall be construed in accordance with, the laws of Ireland.
Yours faithfully

/s/ Matheson LLP

MATHESON LLP

Schedule 1

Documents and Searches

For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed below.
1.The final form of the Registration Statement to which this Opinion is to be filed as an exhibit.
2.A copy of the Merger Agreement attached as Annex A to the prospectus which forms part of the registration statement on Form S-4 filed by the Company on 17 July 2025 (Registration No. 333-297275).
3.A copy of the Assumed Plan, attached as an exhibit to NCS Multistage Holdings, Inc’s current report on Form 10-K filed with the Commission on 5 March 2026.
4.A certificate issued by the secretary of the Company dated the date of this Opinion (the “Corporate Certificate”):
(a)attaching a copy of each of the following documents certified as being true, complete and correct by the secretary:
(i)the Company’s certificate of incorporation dated 3 March 2014, certificate of incorporation on change of name dated 20 March 2014 and certificate of incorporation on re-registration as a public limited company dated 29 May 2014 (the “Certificates of Incorporation”);
(ii)the memorandum of association of the Company adopted on 10 December 2019 (the “Memorandum of Association”) and the articles of association of the Company adopted on 10 December 2019 (the “Articles of Association”, and together with the Certificates of Incorporation and the Memorandum of Association, the “Constitutional Documents”);
(iii)written resolutions of all the directors of the Company passed on 31 May 2026, pursuant to which the directors resolved, among other matters, to approve the entry by the Company into the Merger Agreement, the assumption of the Assumed Awards and the allotment and issue of the Assumed Plan Shares; and
(iv)the minutes of the 2026 annual general meeting of the Company held on 11 June 2026; and
(b)certifying certain other matters, as set out therein, on which we have relied for the purpose of this Opinion.
5.Searches carried out by independent law researchers on our behalf against the Company on 31 August 2026: (a) in the Register of Winding-up Petitions maintained at the Central Office of the High Court of Ireland (the “Register of Winding-up Petitions”), (b) in the Judgments’ Office of the High Court of Ireland, and (c) on the file of the Company maintained by the Registrar of

Companies at the Irish Companies Registration Office (the “Companies Registration Office”) (together, the “Searches”).

Schedule 2

Assumptions

The opinions contained herein are given on the basis of the assumptions set out in this Schedule.
1Documents
1.1Genuine Signatures
All signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, any document examined by us are genuine.
1.2Authentic and Complete
All documents provided to us as originals are authentic and complete and all documents provided to us as copies (including, without limitation, any document provided to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete with all requisite seals and stamps affixed.
1.3True and Accurate
The contents of the documents (including the Corporate Certificate) and any other materials examined by us for the purposes of this Opinion are true and accurate as to factual matters, but we have made no independent investigation regarding such factual matters.
1.4No Revocation or Amendment
All documents dated on, or prior to, the date hereof and on which we have expressed reliance have not been revoked or amended and remain accurate.
1.5Natural Persons
Each natural person who has executed any document examined by us for the purposes of this Opinion had the due personal legal capacity to do so.
1.6Electronic Signatures
Any electronic signature inserted on a document was inserted by the signatory in question and not by another person and where attested by a witness was inserted in the physical presence of the witness. Each party to any document which has been executed using electronic signatures has consented to the execution of that document by way of electronic signature.
1.7Merger Completed
The Merger has become effective and the transactions provided for therein have been consummated upon the terms and conditions of the Merger Agreement.

2Corporate Authority
2.1Constitutional Documents
There have been no amendments to the Constitutional Documents or the other attachments to the Corporate Certificate.
2.2Corporate Benefit
The Company will derive a commercial benefit from the entry into the Merger Agreement commensurate with the obligations undertaken by it thereunder.
2.3Good Faith, Best Interests of the Company and Purpose
In approving the assumption of the Assumed Plan and the Assumed Awards (and the allotment and issue of the Assumed Plan Shares thereunder), the directors of the Company have acted in good faith in the best interests of the Company for the benefit of its members as a whole, and for its legitimate business purposes.
2.4Disclosure of Interests
Each director of the Company who was party to the decision to assume the Assumed Plan and the Assumed Awards (and the allotment and issue of the Assumed Plan Shares thereunder) has disclosed any interest he or she may have in the relevant transaction in accordance with the provisions of the Companies Act 2014, as amended (the “Companies Act”) and the Constitutional Documents.
2.5No Financial Assistance
The Company has not given, and will not give, any financial assistance (as contemplated by sections 82 and 1043 of the Companies Act) for the purpose of the acquisition of any Assumed Plan Shares, save as permitted by, or pursuant to an exemption from the application of, the said sections 82 and 1043.
3Assumed Plan Shares
3.1Consideration Received
The Company will have received the full consideration payable for any Assumed Plan Shares prior to, or simultaneous with, their allotment and issue, and no Assumed Plan Shares will be allotted for consideration that is less than its nominal value.
3.2Authorised Share Capital
Save for the allotment and issue of any Assumed Plan Shares, the Company will not take any action following the date of this Opinion which reduces the number of unissued ordinary shares in its authorised share capital to an amount less than the maximum number of Assumed Plan Shares which may be allotted and issued pursuant to the Assumed Awards.

3.3Treasury Shares
To the extent any Assumed Plan Shares are being re-allotted off-market from treasury, the maximum and minimum prices of re-issue will have been determined in advance at a general meeting of the Company in accordance with the requirements of section 1078 of the Companies Act.
3.4Good and Adequate Consideration
No Assumed Plan Shares will be allotted and issued for consideration that: (a) consists of an undertaking given by any person that he, she or another should do work or perform services for the Company or any other person, (b) includes an undertaking which is to be or may be performed more than five years after the date of the allotment, or (c) is not considered good or adequate at law.
3.5Section 1028 Report
No Assumed Plan Shares will be allotted or issued fully or partly paid-up otherwise than in cash unless the provisions of section 1028 of the Companies Act are complied with in full. Subject to certain exclusions, section 1028 requires that a valuation and report in respect of any non-cash consideration be prepared by an independent person and circulated to the proposed allottee(s).
3.6Allottees of Shares
Each person to whom Assumed Plan Shares are to be allotted and issued pursuant to the Assumed Awards will have the due and requisite capacity to be allotted and issued Assumed Plan Shares, and to be registered in the register of members of the Company as the holder thereof. Each such person shall have agreed, or shall be deemed to have agreed, to become a member of the Company.
3.7The Depository Trust Company
To the extent any Assumed Plan Shares to be allotted and issued pursuant to the Assumed Awards are proposed to be issued directly to Cede & Co., as the nominee of The Depository Trust Company (“DTC”), the Company will have satisfied all requirements of DTC for acceptance of the Assumed Plan Shares as eligible for its depository and book entry transfer services.
4Searches
The information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered. The Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered. No additional matters would have been disclosed by additional searches being carried out since that time.

5Winding up
The Company has not, and at the time of the allotment and issue of any Assumed Plan Shares will not have, passed a voluntary winding-up resolution or a resolution to place the Company under court protection or to appoint a process adviser, and no petition has been, or will have been, presented to, and no order has been, or will have been, made by, a court for the winding-up of the Company or to place the Company under court protection or for the appointment of a process adviser.
6Laws of Other Jurisdictions
The obligations expressed to be assumed by each party to the Assumed Plan and all relevant documents referred to therein and/or relating to the Assumed Awards are legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions, other than, in the case of the Company, the laws of Ireland and the jurisdiction of Ireland.
7General
7.1Financial Restrictions and Sanctions
The Assumed Plan and the Assumed Awards and the transactions contemplated thereby and transfers and payments to be made thereunder are not and will not be affected or prohibited by any financial restrictions or sanctions imposed by the United Nations, the European Union or Ireland or which arise under any human rights, anti-terrorism, anti-corruption, anti-money laundering or exchange control laws and regulations of the European Union or Ireland, including, without limitation, any arising from orders made under the Financial Transfers Act 1992 of Ireland, the Criminal Justice (Terrorist Offences) Acts 2005 and 2015 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland.
7.2No Bad Faith, Fraud, Coercion, Duress or Undue Influence
There has been no bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to any of the documents or other materials we have examined for the purpose of this Opinion (including the Company), or their respective directors, employees, agents and / or advisers.

Schedule 3

Qualifications

The opinions contained herein are given subject to the qualifications set out in this Schedule.
1Searches
There are some potential limitations to the effectiveness of the Searches. These include:
(a)A search in the Companies Registration Office will not reveal whether a petition has been presented to the Irish courts for the appointment of a liquidator or an examiner.
(b)A search of the Register of Winding-up Petitions should reveal the existence of a petition for the appointment of a liquidator or an examiner but there may be a time lag between presentation and entry of particulars of the petition on the Register of Winding-up Petitions and accordingly a search of the Register of Winding-up Petitions may fail to reveal that any such petition has been presented. Furthermore in the case of certain smaller companies a petition for the appointment of an examiner may be presented to the Circuit Court and a search of the Register of Winding-up Petitions will not reveal the existence of such a petition.
(c)A search in the Companies Registration Office should reveal the appointment of a liquidator, examiner, process adviser or receiver (whether by the Irish courts or, in the case of a liquidator, process adviser or a receiver, out of court). However, similarly there may be a time lag between the appointment and the filing of particulars of the appointment and accordingly a search in the Companies Registration Office may fail to reveal any such appointment.